Exhibit 99

Universal Electronics Reports Financial Results for the Third Quarter 2025
SCOTTSDALE, AZ – November 6, 2025 – Universal Electronics Inc. (UEI) (Nasdaq: UEIC) reported financial results for the three and nine months ended September 30, 2025.
“Driven by our commitment to advancing control and sensing technologies, we continued to deliver innovative connected products and solutions that enhance user experiences and create value across our customers’ platforms, all while navigating macroeconomic challenges with operational discipline,” said Richard Carnifax, UEI’s COO and Interim CEO. “We are expanding our connected home growth strategy beyond core HVAC OEM offerings, entering adjacent markets such as utilities and multi-dwelling unit property management, while also increasing our presence in the security channel.
“Our top priority remains building sustainable profitability through disciplined cost management and targeted investments in high-return initiatives. As a result, we delivered solid margins and strong cash flow in the third quarter of 2025, further strengthening our balance sheet. While we expect revenue headwinds to continue into the fourth quarter, our focused execution gives us confidence in maintaining profitability next quarter and for the full year — our first full year of profitability since 2022. Confident in our continuing progress and long-term growth strategy, the board of directors authorized the repurchase of the lesser of $3.5 million or approximately 778,000 shares pursuant to our previously announced repurchase program. Looking ahead, our ongoing innovation, expanding product portfolio, and growing partnerships across both existing and complementary markets position UEI to create greater customer value, diversify our revenue base, and drive long-term stockholder return.”
Financial Results for the Three Months Ended September 30: 2025 Compared to 2024
•GAAP net sales were $90.6 million, compared to $102.1 million.
▪GAAP net sales in connected home were $29.8 million, compared to $26.4 million.
▪GAAP net sales in home entertainment were $60.8 million, compared to $75.7 million.
•GAAP gross margins were 27.7%, compared to 30.1%; Adjusted non-GAAP gross margins were 29.1%, compared to 30.1%.
•GAAP operating loss was $4.5 million, compared to GAAP operating income of $0.4 million; Adjusted non-GAAP operating income was $1.6 million, compared to Adjusted non-GAAP operating income of $2.6 million.
•GAAP net loss was $8.3 million, or $0.62 per share, compared to $2.7 million, or $0.20 per share; Adjusted non-GAAP net income was $1.1 million, or $0.08 per diluted share, compared to Adjusted non-GAAP net income of $1.4 million, or $0.10 per diluted share.
•Generated operating cash flows of $10.1 million, compared to $5.7 million.
•At September 30, 2025, cash and cash equivalents were $31.5 million.
Financial Results for the Nine Months Ended September 30: 2025 Compared to 2024
•GAAP net sales were $280.5 million, compared to $284.4 million.
▪GAAP net sales in connected home were $95.6 million, compared to $73.8 million.
▪GAAP net sales in home entertainment were $184.9 million, compared to $210.6 million.
•GAAP gross margins were 28.7%, compared to 29.1%; Adjusted non-GAAP gross margins were 29.1%, compared to 29.1%.
•GAAP operating loss was $7.3 million, compared to $10.9 million; Adjusted non-GAAP operating income was $3.0 million, compared to Adjusted non-GAAP operating loss of $2.0 million.
•GAAP net loss was $17.5 million, or $1.33 per share, compared to $19.5 million, or $1.51 per share; Adjusted non-GAAP net income was $2.0 million, or $0.15 per diluted share, compared to Adjusted non-GAAP net loss of $3.2 million, or $0.25 per share.
•Generated operating cash flows of $27.8 million, compared to $8.3 million.

Financial Outlook
For the fourth quarter of 2025, the company expects GAAP net sales to range from $82.0 million to $92.0 million, compared to $110.5 million in the fourth quarter of 2024. GAAP net sales in connected home are expected to range from $26.0 million to $30.0 million, compared to $34.5 million in the fourth quarter of 2024. GAAP net sales in home entertainment are expected to range from $56.0 million to $62.0 million, compared to $76.0 million in the fourth quarter of 2024.
GAAP loss per share for the fourth quarter of 2025 is expected to range from $0.30 to $0.20, compared to GAAP loss per share of $0.35 in the fourth quarter of 2024. Adjusted non-GAAP earnings per diluted share are expected to range from $0.01 to $0.11 per share, compared to Adjusted non-GAAP earnings per diluted share of $0.20 in the fourth quarter of 2024. The fourth quarter 2025 Adjusted non-GAAP earnings per diluted share estimate excludes $0.31 per share related to, among other things, stock-based compensation, amortization of acquired intangible assets, severance, factory restructuring costs, lease termination costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of non-GAAP measures, please see the Use of non-GAAP Financial Metrics and Additional Financial Information discussion, the Reconciliation of Adjusted non-GAAP Financial Results and Adjusted non-GAAP Financial Outlook and Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 6, 2025 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2025 earnings results, review recent activity and answer questions. To attend the call please register at https://register-conf.media-server.com/register/BI8df83ea44f91406fb46102cbe06c886b to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including our goals, focus, priorities, strategies and operating model; financial outlook for the fourth quarter of 2025; our expectations about new product introductions and market opportunities; and our expectations regarding revenue headwinds continuing in the fourth quarter. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2024 and the periodic and current reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture new sales in all markets we serve, including new product and customer wins in the connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks as expected by management; our ability to maintain our market share in the traditional subscription broadcast market; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions, including the continued strength of the U.S. Dollar as compared to the functional currencies in countries where we conduct our operations; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology, including with respect to our litigation against Roku; our continued ability to strategically enhance, expand, and monetize our intellectual property portfolios; the continued fluctuation in our market capitalization and the effects our currently announced stock repurchase program may have; the use of artificial intelligence applications which could result in cybersecurity incidents that implicate the personal data of end users or other unintended ethical, reputational, competitive harm or legal liability; our ability to mitigate the effects that tariffs could have on our profitability through price increases and other efforts; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the changes in or enhanced use of laws, regulations and policies may have on our business including the impact of decreased governmental incentive programs worldwide or of enhanced or expanded trade regulations, including the expanded use of domestic and retaliatory tariffs, the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the Securities and Exchange Commission. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted non-GAAP information as additional information for its operating results. References to Adjusted non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted non-GAAP gross profit is defined as gross profit excluding impairment and stock-based compensation expenses. Adjusted non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of acquired intangibles assets, severance, factory restructuring costs, lease abandonment costs and costs associated with certain litigation efforts. Adjusted non-GAAP net income (loss) is defined as net loss excluding the aforementioned items, foreign currency gains and losses, as well as the related tax effects of all adjustments. Adjusted non-GAAP income (loss) per diluted share is calculated using Adjusted non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (Nasdaq: UEIC) is the global leader in wireless universal control solutions for the home. The company brings to life millions of innovative control products each year that focus on a user-centric approach to building control products and applications that simplify user interaction with highly complex technologies in the home, removing interoperability challenges as a roadblock for user adoption, with privacy first and a secure by design approach to today's smart devices. Our solutions are trusted by the world's leading brands in home entertainment and the connected home markets, including Fortune 500 customers Daikin, Carrier, Comcast, Vivint Smart Home, Samsung, Sony, Hunter Douglas and Somfy. The company's pioneering breakthrough innovations include its award-winning voice control entertainment remote controls and QuickSet Cloud, the world's leading platform for automated device and service discovery, set-up and control, and user experience personalization for the home. For more information, visit www.uei.com.
Contacts
UEI: Sui Man Ho, Interim CFO, UEI, investors@uei.com 480-530-3000
Investors: Richard Land, Alliance Advisors, ueiinvestor@allianceadvisors.com, 212-838-3777

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UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$31,506	$26,783
Accounts receivable, net	83,800	114,182
Contract assets	5,739	10,346
Inventories	80,605	79,355
Prepaid expenses and other current assets	6,081	9,478
Income tax receivable	849	2,350
Total current assets	208,580	242,494
Property, plant and equipment, net	29,331	34,207
Intangible assets, net	22,583	24,038
Operating lease right-of-use assets	11,003	14,322
Deferred income taxes	5,937	6,425
Other assets	3,263	1,868
Total assets	$280,697	$323,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,200	$72,031
Lines of credit	18,256	36,960
Accrued compensation	19,136	20,927
Accrued sales discounts, rebates and royalties	5,234	5,204
Accrued income taxes	4,025	2,161
Other accrued liabilities	18,867	21,008
Total current liabilities	124,718	158,291
Long-term liabilities:
Operating lease obligations	6,889	9,232
Deferred income taxes	2,144	1,931
Income tax payable	72	72
Other long-term liabilities	729	723
Total liabilities	134,552	170,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 26,137,645 and 25,712,940 shares issued on September 30, 2025 and December 31, 2024, respectively	261	257
Paid-in capital	349,399	344,697
Treasury stock, at cost, 12,772,743 and 12,666,443 shares on September 30, 2025 and December 31, 2024, respectively	(372,710)	(371,930)
Accumulated other comprehensive income (loss)	(21,721)	(28,350)
Retained earnings	190,916	208,431
Total stockholders’ equity	146,145	153,105
Total liabilities and stockholders’ equity	$280,697	$323,354

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$90,552	$102,073	$280,543	$284,425
Cost of sales	65,430	71,341	200,142	201,753
Gross profit	25,122	30,732	80,401	82,672
Research and development expenses	6,687	7,338	20,877	22,679
Selling, general and administrative expenses	22,106	22,872	65,941	68,213
Factory restructuring charges	841	104	841	2,723
Operating income (loss)	(4,512)	418	(7,258)	(10,943)
Interest income (expense), net	(244)	(891)	(955)	(2,656)
Other income (expense), net	(1,002)	274	(2,701)	105
Income (loss) before provision for income taxes	(5,758)	(199)	(10,914)	(13,494)
Provision for income taxes	2,571	2,459	6,601	6,006
Net income (loss)	$(8,329)	$(2,658)	$(17,515)	$(19,500)

Earnings (loss) per share:
Basic	$(0.62)	$(0.20)	$(1.33)	$(1.51)
Diluted	$(0.62)	$(0.20)	$(1.33)	$(1.51)
Shares used in computing earnings (loss) per share:
Basic	13,340	12,985	13,207	12,935
Diluted	13,340	12,985	13,207	12,935

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(17,515)	$(19,500)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	11,080	13,528
Provision for credit losses	161	17
Deferred income taxes	961	1,056
Shares issued for employee benefit plan	431	940
Employee and director stock-based compensation	4,274	5,015
Impairment of long-lived assets	1,291	148
Changes in operating assets and liabilities:
Accounts receivable and contract assets	38,895	5,367
Inventories	1,403	(453)
Prepaid expenses and other assets	5,666	826
Accounts payable and accrued liabilities	(22,166)	(102)
Accrued income taxes	3,356	1,497
Net cash provided by (used for) operating activities	27,837	8,339
Cash flows from investing activities:
Purchase of Blue Chip Swap securities	(2,544)	—
Sale of Blue Chip Swap securities	2,314	—
Acquisitions of property, plant and equipment	(3,143)	(3,541)
Acquisitions of intangible assets	(2,331)	(3,150)
Net cash provided by (used for) investing activities	(5,704)	(6,691)
Cash flows from financing activities:
Borrowings under lines of credit	70,660	57,794
Repayments on lines of credit	(89,714)	(73,000)
Treasury stock purchased	(780)	(1,896)
Net cash provided by (used for) financing activities	(19,834)	(17,102)
Effect of foreign currency exchange rates on cash and cash equivalents	2,424	(1,010)
Net increase (decrease) in cash and cash equivalents	4,723	(16,464)
Cash and cash equivalents at beginning of period	26,783	42,751
Cash and cash equivalents at end of period	$31,506	$26,287

Supplemental cash flow information:
Income taxes paid	$2,673	$2,922
Interest paid	$1,708	$3,900

UNIVERSAL ELECTRONICS INC.
NET SALES BY CHANNEL
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Connected home (1)	$29,793	$26,368	$95,621	$73,830
Home entertainment (2)	60,759	75,705	184,922	210,595
Net sales	$90,552	$102,073	$280,543	$284,425
(1)The connected home channel represents climate control, smart home and security product sales sold primarily to HVAC, security, home automation and home appliance customers.
(2)The home entertainment channel represents entertainment-related product sales sold primarily to video service providers, consumer electronics original equipment manufacturers ("OEMs") and retailers. It also includes sales associated with intellectual property licensing and our cloud-based software solution.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of sales:
Cost of sales - GAAP	$65,430	$71,341	$200,142	$201,753
Impairment of long-lived assets (1)	(1,187)	—	(1,187)	—
Stock-based compensation expense	(13)	(25)	(41)	(72)
Adjusted non-GAAP cost of sales	64,230	71,316	198,914	201,681
Adjusted non-GAAP gross profit	$26,322	$30,757	$81,629	$82,744

Gross margin:
Gross margin - GAAP	27.7%	30.1%	28.7%	29.1%
Impairment of long-lived assets (1)	1.4%	—%	0.4%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjusted non-GAAP gross margin	29.1%	30.1%	29.1%	29.1%

Operating expenses:
Operating expenses - GAAP	$29,634	$30,314	$87,659	$93,615
Stock-based compensation expense	(828)	(1,626)	(4,233)	(4,944)
Amortization of acquired intangible assets	(206)	(219)	(632)	(686)
Severance (2)	(1,705)	—	(1,980)	—
Factory restructuring charges (3)	(841)	(104)	(841)	(2,722)
Lease abandonment (4)	(1,302)	—	(1,302)	—
Litigation costs (5)	—	(175)	—	(532)
Adjusted non-GAAP operating expenses	$24,752	$28,190	$78,671	$84,731

Operating income (loss):
Operating income (loss) - GAAP	$(4,512)	$418	$(7,258)	$(10,943)
Impairment of long-lived assets (1)	1,187	—	1,187	—
Stock-based compensation expense	841	1,651	4,274	5,016
Amortization of acquired intangible assets	206	219	632	686
Severance (2)	1,705	—	1,980	—
Factory restructuring costs (3)	841	104	841	2,722
Lease abandonment (4)	1,302	—	1,302	—
Litigation costs (5)	—	175	—	532
Adjusted non-GAAP operating income (loss)	$1,570	$2,567	$2,958	$(1,987)

Adjusted pro forma operating income (loss) as a percentage of net sales	1.7%	2.5%	1.1%	(0.7)%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss):
Net income (loss) - GAAP	$(8,329)	$(2,658)	$(17,515)	$(19,500)
Impairment of long-lived assets (1)	1,187	—	1,187	—
Stock-based compensation expense	841	1,651	4,274	5,016
Amortization of acquired intangible assets	206	219	632	686
Severance (2)	1,705	—	1,980	—
Factory restructuring costs (3)	841	104	841	2,722
Lease abandonment (4)	1,302	—	1,302	—
Litigation costs (5)	—	175	—	532
Foreign currency (gain)/loss	1,109	(264)	2,651	194
Income tax provision on adjustments	2,248	2,134	6,605	7,101
Adjusted non-GAAP net income (loss)	$1,110	$1,361	$1,957	$(3,249)

Diluted shares used in computing earnings (loss) per share:
GAAP	13,340	12,985	13,207	12,935
Adjusted non-GAAP	13,569	13,140	13,488	12,935

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.62)	$(0.20)	$(1.33)	$(1.51)
Total adjustments	$0.70	$0.31	$1.44	$1.26
Adjusted non-GAAP diluted earnings (loss) per share	$0.08	$0.10	$0.15	$(0.25)

(1) The three and nine months ended September 30, 2025 include impairment charges relating to machinery and equipment and leasehold improvements associated with the shut down of our Mexico manufacturing facility. The shut down is expected to be completed by the end of 2025.

(2)    The three months and nine months ended September 30, 2025 include severance costs associated with a global reduction in force primarily impacting roles within the engineering and research and development functions. Additionally, the nine months ended September 30, 2025 include severance per the Transition Agreement and Release of Claims dated March 19, 2025 between Paul D. Arling and the company.

(3)    The three and nine months ended September 30, 2025 include severance and other exit costs associated with the closure of our Mexico manufacturing facility. The three and nine months ended September 30, 2024 include severance and other exit costs associated with the closure of our southwestern China factory and the streamlining of our Mexico manufacturing facility.

(4)    The three and nine months ended September 30, 2025 include costs resulting from the abandonment of our office space in Carlsbad, California.

(5)    The three and nine months ended September 30, 2024 include expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2025		2024
	Low Range	High Range	Actual
Net sales:
Connected home	$26,000	$30,000	$34,428
Home entertainment	56,000	62,000	76,026
Net sales - GAAP	$82,000	$92,000	$110,454

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.30)	$(0.20)	$(0.35)
Total adjustments (1)	$0.31	$0.31	$0.54
Adjusted non-GAAP diluted earnings (loss) per share	$0.01	$0.11	$0.20
(1)Includes adjustments for stock-based compensation expense, amortization of acquired intangibles assets, severance, factory restructuring costs, lease termination costs, foreign currency gains and losses and the related tax impact of these adjustments. The three months ended December 31, 2024 also includes adjustments for costs associated with certain litigation efforts and a legal judgment.